RESTRICTED STOCK UNITS AGREEMENT
THIS RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made and entered into by and between PetroQuest Energy, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and the “Grantee” (identified in the award notice attached electronically hereto (the “Award Notice”)), an individual, on the “Grant Date” (identified in the Award Notice) pursuant to the Petroquest Energy, Inc. 2013 Incentive Plan (effective March 29, 2013) (the “Plan”). The Plan is incorporated by reference herein in its entirety. Capitalized terms not otherwise defined in this agreement shall have the meaning given to such terms in the Plan.
WHEREAS, Grantee is an Employee, and in connection therewith, the Company desires to grant to Grantee the number of restricted stock units identified in the Award Notice (“Restricted Stock Units” or “RSUs”), subject to the terms and conditions of this Agreement and the Plan, with a view to increasing Grantee’s interest in the Company’s welfare and growth; and
WHEREAS, Grantee desires to have the opportunity to be a holder of the RSUs subject to the terms and conditions of this Agreement and the Plan.
NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Grant of Common Stock and Administration. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein the Company grants to Grantee an Award of the number of RSUs identified in the Award Notice which after the applicable Vesting Date, as defined below, shall entitle Grantee to receive the number of Shares of Common Stock equal to the Fair Market Value of one Share of Common Stock on the applicable Vesting Date multiplied by the number of RSUs granted to Grantee that have become Vested on the applicable Vesting Date. This Agreement and its grant of RSUs is subject to the terms and conditions of the Plan, and the terms and conditions of the Plan shall control except to the extent otherwise permitted or authorized in the Plan and specifically addressed in this Agreement. The Plan and this Agreement shall be administered by the Committee pursuant to the Plan.
2.    Vesting Dates.
(a)    The RSUs shall vest on the following “Vesting Dates” in the following amounts: 33.3% of the RSUs shall vest on the first anniversary of the Grant Date, an additional 34% of the RSUs shall vest on the second anniversary of the Grant Date, an additional 33% of the RSUs shall vest on the third anniversary of the Grant Date; provided, however, that, subject to Section 2(b) and Sections 3 and 4, Grantee then is, and continuously since the Grant Date has been, an Employee. The RSUs as to which such restrictions so lapse are referred to as “Vested.”
(b)    Change in Control. If there is a Change in Control of the Company (as defined in the Plan) and Grantee has remained continuously in Employment from the Grant Date through the date of the Change in Control, the transfer restrictions of this Section 2 shall automatically cease as of the date immediately preceding the Change in Control, and all the RSUs shall be 100% Vested and the date of the Change in Control shall be the Vesting Date.
3.    Forfeiture. If Grantee’s Employment is terminated by the Company or Grantee for any reason other than as described in Section 4 prior to a Vesting Date, then Grantee shall immediately forfeit all RSUs which are not Vested. In addition, any RSUs that are not Vested in accordance with the terms of this Agreement at the time of Grantee’s termination of Employment for Retirement shall be forfeited. Any RSUs forfeited under this Agreement shall automatically revert to the Company and become canceled.
4.    Retirement, Disability or Death. If Grantee’s Employment is terminated on account of Disability (as defined in the Plan) or death, all unvested RSUs shall be 100% Vested on the date of Grantee’s Disability or death, and if Grantee’s Employment is terminated due to Retirement, as defined below, the vesting of the RSUs shall be accelerated with respect to the RSUs, if any, that would have otherwise become vested on the next Vesting Date following such termination (except with respect to a Vesting Date that is due to a Change in Control, Disability or death) that occurs within 12 months after

Restricted Stock Agreement - Employees

Grantee’s termination of Employment for Retirement. Each of the foregoing separate events shall be a Vesting Date for the purposes of this Award. For the purposes of this Award, “Retirement” shall mean Grantee’s voluntary termination of employment with the Company and its Affiliates on or after both Grantee’s attainment of age 65 and completion of 10 years of service in the aggregate with the Company and its Affiliates.
5.    Settlement. Upon becoming Vested, the Company shall issue or cause to be issued a number of Shares of Common Stock equal to the Fair Market Value one Share of the Common Stock on the applicable Vesting Date multiplied by the number of RSUs granted to Grantee that have become Vested on the applicable Vesting Date. All such Shares of Common Stock shall be issued within 30 days of the Vesting Date.
6.    Tax Requirements.
(a)    Tax Withholding. This grant of RSUs is subject to and the Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan and this Agreement.
(b)    Share Withholding. With respect to tax withholding required upon any taxable event arising as a result of this Agreement, Grantee may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee.
7.    Miscellaneous.
(a)    Certain Transfers Void. Any purported transfer of Shares of Common Stock or RSUs in breach of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title in the purported transferee.
(b)    No Fractional Shares. All provisions of this Agreement concern whole Shares of Common Stock. If the application of any provision hereunder would yield a fractional Share, such fractional Share shall be rounded down to the next whole Share if it is less than 0.5 and rounded up to the next whole Share if it is 0.5 or more.
(c)    Not an Employment or Service Agreement. This Agreement is not an employment agreement, and this Agreement shall not be, and no provision of this Agreement shall be construed or interpreted to create any right of Grantee to continue Employment with or provide services to the Company, its Subsidiaries or any of their affiliates.
(d)    Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Grantee at his address indicated on the Company’s stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.
(e)    Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The

Restricted Stock Agreement - Employees

failure of any party at any time or times to require performance of any provisions hereof, shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.
(f)    Governing Law and Severability. This Agreement shall be governed by the internal laws, and not the laws of conflict, of the State of Delaware. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.
(g)    Successors and Assigns. Subject to the limitations which this Agreement imposes upon transferability of Shares of Common Stock, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and Grantee, and Grantee’s permitted assigns and upon death, estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.
(h)    Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in any Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.
(i)    Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
(j)    Compliance with Other Laws and Regulations. This Agreement, the grant of RSUs and issuance of Common Stock shall be subject to all applicable federal and state laws, rules, regulations and applicable rules and regulations of any exchanges on which such securities are traded or listed, and Company rules or policies. Any determination in which connection by the Committee shall be final, binding and conclusive on the parties hereto and on any third parties, including any individual or entity.
(k)    Independent Legal and Tax Advice. The Grantee has been advised and Grantee hereby acknowledges that he has been advised to obtain independent legal and tax advice regarding this Agreement, grant of the RSUs and the disposition of such Shares, including, without limitation, the impact of Code Section 409A.
8.    Counterparts and Electronic Execution. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Grantee’s electronic acceptance of the Award Notice shall be deemed to be Grantee’s execution and acceptance of this Agreement subject to the terms of the Award Notice and the Plan.
9.    No Rights as Stockholder. The Grantee shall have no rights as a stockholder with respect to the Shares of Common Stock underlying the RSUs and this Agreement until such RSUs are Vested and Shares of Common Stock have been issued to Grantee.
10.    Code Section 409A. The Committee shall to the extent applicable interpret and construe this Award to comply with Code Section 409A, and to the extent required a Change in Control shall be limited to a Change in Control that complies with Code Section 409A. The Committee may interpret or amend this Award to comply with Code Section 409A without the Grantee’s consent even if such amendment would have an adverse effect on this Award. To the extent required under Code Section 409A, in the case of any Grantee who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Grantee’s separation from service (or, if earlier, the date of the Grantee’s death). For purposes of the foregoing and to the extent required by Code Section

Restricted Stock Agreement - Employees

409A with respect to an Award, the terms “separation from service” and “specified employee” all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. Furthermore, to the extent required under Code Section 409A, none of the Company, the Committee or Board shall have any discretion otherwise provided in the Plan or herein to the extent such discretion is prohibited under Code Section 409A for compliance with Code Section 409A with respect to deferred compensation including, without limitation, any discretion to accelerate or substitute as permitted under the Plan or determine an event is or is not a Change in Control. Notwithstanding the foregoing, none of the Company, any Affiliate or any officer, director, employee, shareholder or any agent of any of them guarantees or is responsible for the tax consequences to a Grantee with respect to this Award under the Plan and the administration of the Plan, including without limitation, any excise or penalty tax or interest under Code Section 409A. Grantee is advised to consult Grantee’s tax advisor with respect to this Award and the tax consequences of this Award of RSUs and any payments hereunder.
11.    Grantee’s Acknowledgments. The Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all the terms and provisions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.
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Restricted Stock Agreement - Employees

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date as set out on the Award Notice.
COMPANY:
PETROQUEST ENERGY, INC.

By:
Name:    Charles T. Goodson
Title:    Chairman, Chief Executive Officer & President

Address:    400 E. Kaliste Saloom Road, Suite 6000

        Lafayette, Louisiana 70508

Telecopy No.: (337) 232-0044
Attention: General Counsel

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Restricted Stock Agreement - Employees